EXHIBIT 3.2

                           TELTRONICS, INC.

                           INDEX TO BY-LAWS


ARTICLE I - MEETINGS OF STOCKHOLDERS                               PAGE

Section 1.   Annual Meeting                                         3
Section 2.   Special Meetings                                       3
Section 3.   Notice and Purpose of Meetings                         3
Section 4.   Procedure                                              4
Section 5.   List of Stockholders                                   4
Section 6.   Quorum                                                 4
Section 7.   Adjournments                                           4
Section 8.   Voting; Proxies                                        5
Section 9.   Consent of Stockholders in Lieu of Meeting             5
Section 10.  Waiver of Notice                                       6
Section 11.  Inspectors of Election                                 6
Section 12.  Duties of Inspectors of Election                       6

ARTICLE II - DIRECTORS

Section 1.   General Powers                                         7
Section 2.   Number and Qualifications                              7
Section 3.   Election and Term of Office                            7
Section 4.   Resignation                                            7
Section 5.   Removal of Directors                                   8
Section 6.   Vacancies                                              8
Section 7.   First Meeting of Newly Elected Directors               8
Section 8.   Regular Meetings of Directors                          8
Section 9.   Special Meetings of Directors                          9
Section 10.  Notice of Special Meetings                             9
Section 11.  Quorum and Action by the Board                         9
Section 12.  Procedure                                              10
Section 13.  Committees of Directors                                10
Section 14.  Compensation of Directors                              11
Section 15.  Action Without a Meeting                               11
Section 16.  Presence at Meeting by Telephone                       11
Section 17.  Waiver of Notice                                       11
Section 18.  Reliance                                               11

ARTICLE III - OFFICERS

Section 1.   Officers; Term of Office                               12
Section 2.   Removal                                                12
Section 3.   Resignation                                            12
Section 4.   Vacancies                                              12
Section 5.   The Chief Executive Officer                            12
Section 6.   The President                                          12
Section 7.   The Vice Presidents                                    13
Section 8.   The Secretary and Assistant Secretaries                13
Section 9.   The Treasurer and Assistant Treasurers                 13
Section 10.  Other Officers and Agents                              14
Section 11.  Officers Holding Two or More Offices                   14
Section 12.  Duties of Officers May be Delegated                    14
Section 13.  Compensation                                           14
Section 14.  Security                                               14

ARTICLE IV- INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.   Right of Indemnification                               15
Section 2.   Expenses                                               15
Section 3.   Other Rights of Indemnification                        15

ARTICLE V - SHARES AND THEIR TRANSFER

Section 1.   Certificates                                           16
Section 2.   Issuance of Certificates                               16
Section 3.   More Than One Class of Stock                           16
Section 4.   Stock Ledger                                           17
Section 5.   Transfer of Shares                                     17
Section 6.   Registered Stockholders                                17
Section 7.   Regulations                                            17
Section 8.   Lost, Stolen and Destroyed Certificates                17
Section 9.   Fixing of Record Date                                  18

ARTICLE VI - FINANCES

Section 1.   Corporate Funds                                        19
Section 2.   Fiscal Year                                            19
Section 3.   Dividends; Reserves                                    19
Section 4.   Loans to Employees and Officers                        20

ARTICLE VII - CORPORATE SEAL

Section 1.   Form of Seal                                           20
Section 2.   Use of Seal                                            20

ARTICLE VIII - AMENDMENTS

Section 1.   Procedure for Amending By-Laws                         20

ARTICLE IX. - CONSTRUCTION OF THE BY-LAWS WITH REFERENCE TO
PROVISIONS OF LAW; MISCELLANEOUS

Section 1.   Definitions                                            21
Section 2.   By-Law Provisions Additional and
             Supplemental to Provisions of Law                      21
Section 3.   By-Law Provisions Contrary to or
             Inconsistent with Provisions of Law                    21
Section 4.   Variation of Pronouns                                  21

                                 BY-LAWS
                                   of
                              TELTRONICS, INC.


                                 ARTICLE I

                          MEETINGS OF STOCKHOLDERS

          SECTION 1. - ANNUAL MEETING. The annual meeting of stockholders of the corporation for the election of directors and for the transaction of other business shall be held at such time and such place within or without the State of Delaware as shall be determined by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. - SPECIAL MEETINGS. A special meeting of the stockholders may be called by the Board of Directors, Chief Executive Officer or President, and shall be called by the Chief Executive Officer, President, Secretary or an Assistant Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of record of a majority of the outstanding votes then entitled to be voted at the meeting. Each special meeting of stockholders shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

          SECTION 3. - NOTICE AND PURPOSE OF MEETINGS. Except as otherwise provided by law or in these by-laws, written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, in general terms, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty
(60) days before the meeting to each stockholder of record entitled to vote at the meeting at his address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with first-class postage thereon prepaid, directed to each stockholder at his address as it appears on the records of the corporation.

          SECTION 4. - PROCEDURE. At each meeting of stockholders the order of business and all other matters of procedure may be determined by the person presiding over the meeting.

          SECTION 5. - LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of the stock of the corporation registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 6. - QUORUM. Except as otherwise required by law or the certificate of incorporation, the presence in person or by proxy of the stockholders of record entitled to vote not less than a majority of the outstanding votes entitled to be voted at any meeting shall constitute a quorum for the transaction of business, except when the stockholders are required to vote by class, in which event the holders of record of not less than a majority of the votes of the outstanding shares of the appropriate class shall be present in person or represented by proxy.

          SECTION 7. - ADJOURNMENTS. The stockholders of record entitled to vote who are present in person or represented by proxy at any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have power by a majority of the votes cast to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting held without notice at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

          SECTION 8. - VOTING; PROXIES. Unless otherwise provided in the certificate of incorporation, as amended from time to time, each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of the stock of the corporation standing in his name on the record of stockholders on the record date fixed for the meeting or, if no record date for the meeting was fixed, on the date of the meeting. If the certificate of incorporation provides for more or less than one vote for any share, on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may act in person or may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three (3) years from its date unless it provides for a longer period.

          Directors elected at any meeting of stockholders shall, except as otherwise required by law, be elected by a plurality of the votes cast. All other corporate action to be taken by vote of stockholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast. Unless otherwise provided in the certificate of incorporation, the vote for directors shall be by ballot, but the vote upon any other question before a meeting of stockholders shall not be by ballot unless required by law or unless the person presiding at such meeting shall so direct or unless any stockholder present in person or by proxy and entitled to vote thereon shall so demand.

          SECTION 9. - CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any action (including, without limitation, adoption, amendment or repeal of the by-laws) which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders of record of the outstanding voting shares of the stock of the corporation having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent or consents hereunder shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, returned receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of record who have not consented in writing.

          SECTION 10. WAIVER OF NOTICE. Whenever notice is required by law or these by-laws to be given to any stockholder, a written waiver thereof, signed by such stockholder in person or by proxy, whether before or after the time stated therein, shall be deemed equivalent to notice. The attendance of any stockholder at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

          SECTION 11. INSPECTORS OF ELECTION. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and make written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person who is a candidate for the office of director of the corporation shall act as an inspector at any meeting of the stockholders at which directors are elected.

          SECTION 12. DUTIES OF INSPECTORS OF ELECTION. Whenever one or more inspectors of election is appointed as provided in these by-laws the inspector(s) shall:

          1. ascertain the number of shares outstanding and the voting power of each;

          2. determine the shares represented at a meeting and the validity of proxies and ballots;

          3.  count all votes and ballots;

          4. determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

          5. certify their determination of the number of shares represented at the meeting and his or their count of all votes and ballots.

          The inspectors may appoint or retain other persons or entities to
assist them in the performance of the duties of the inspectors.   The date
and time of the opening and the closing of polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.
No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.


                               ARTICLE II

                               DIRECTORS

          SECTION 1. - GENERAL POWERS. The property, business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

          SECTION 2. - NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of one (1) or more members. The exact number of directors shall be fixed from time to time by vote of the majority of the entire Board of Directors.

          SECTION 3. - ELECTION AND TERM OF OFFICE. Except as otherwise required by law or these by-laws, each director shall be elected at the annual meeting of stockholders of the corporation and shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

          SECTION 4. - RESIGNATION. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified in the written notice. Unless otherwise specified in the written notice, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. - REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the stockholders of record of a majority of the outstanding votes then entitled to be cast at an election of directors.

          SECTION 6. - VACANCIES. Newly created directorships and vacancies in the Board of Directors, including vacancies resulting from the resignation of directors effective immediately or at a future date or from the removal of directors, with or without cause, may be filled by the affirmative vote of the stockholders of record of a majority of the outstanding votes then entitled to be cast at the election of directors, by vote of a majority of directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining director. Each director so chosen shall hold office until the next annual meeting of the stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. A vote to fill a vacancy or vacancies created by the resignation or resignations of a director or directors effective at a future date shall take effect when the resignation or resignations become effective.

          SECTION 7. - FIRST MEETING OF NEWLY ELECTED DIRECTORS. The first meeting of the newly elected Board of Directors may be held immediately after the annual meeting of stockholders and at the same place as the annual meeting of stockholders, provided a quorum be present, and no notice of the meeting shall be necessary. In the event the first meeting of the newly elected Board of Directors is not held at said time and place, it shall be held as provided in Section 8 or Section 9 of this Article II.

          SECTION 8. - REGULAR MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as may be fixed from time to time by resolution of the Board of Directors, provided, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. If any day fixed for a regular meeting shall be a legal holiday at a place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

          SECTION 9. - SPECIAL MEETINGS OF DIRECTORS. A special meeting of the Board of Directors may be called by the Chief Executive Officer, or, in the absence or disability of the Chief Executive Officer, the President, or, in the absence or disability of the President, any Vice President, or by any three directors or if there are only two or fewer directors by all of the remaining directors. Each special meeting of the Board of Directors may be held at such time and such place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 10. - NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board of Directors, stating the time and place thereof, shall be given by the Chief Executive Officer, President, any Vice President, Secretary, any Assistant Secretary or any member of the Board of Directors, to each member of the Board of Directors (a) not less than three (3) days before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each member of the Board of Directors at the address designated by him for such purpose (or, if none is designated, at his last known address), or (b) not less than twenty-four hours before the meeting by either (i) delivering the same to each member of the Board of Directors personally, (ii) sending the same by telephone, facsimile, telegraph, cable or wireless to the address designated by him for such purposes (or, if none is designated, to his last known address) or (iii) delivering the notice to the address designated by him for such purpose (or, if none is designated, to his last known address).

          SECTION 11. - QUORUM AND ACTION BY THE BOARD. At all meetings of the Board of Directors, except as otherwise required by law or these by-laws, a quorum shall be required for the transaction of business and shall consist not less than a majority of the entire Board of Directors, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

          SECTION 12. - PROCEDURE. The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

          SECTION 13. - COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by vote of a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the by-laws of the corporation, declaring a dividend or authorizing the issuance of stock. Each such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. A majority vote of all the members of any such committee may fix its rules or procedure, determine its actions and fix the time and place within or without the State of Delaware for its meetings and specify the number of members required to constitute a quorum and what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors may at any time fill vacancies in, change the membership of or discharge any such committee.

          SECTION 14. - COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

          SECTION 15. - ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

          SECTION 16. - PRESENCE AT MEETING BY TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

          SECTION 17. - WAIVER OF NOTICE. Whenever notice is required by law or these by-laws to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice.

          SECTION 18. - RELIANCE. Members of the Board of Directors or any committee thereof shall in the performance of their duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the members reasonably believe are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.


                              ARTICLE III

                               OFFICERS

           SECTION 1. - OFFICERS; TERM OF OFFICE. The Board of Directors shall annually, at the first meeting of the Board of Directors after the annual meeting of stockholders, elect a Chief Executive Officer and/or a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may from time to time elect or appoint such additional officers as it may determine. Such additional officers shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

          The Chief Executive Officer, the President, each Vice President, the Secretary and the Treasurer shall each, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Each additional officer appointed or elected by the Board of Directors shall hold office for such term as shall be determined from time to time by the Board of Directors and until his successor has been elected or appointed and qualified, or until his earlier death, resignation or removal.

          SECTION 2. - REMOVAL. Any officer may be removed or have his authority suspended by the Board of Directors at any time, with or without cause.

          SECTION 3. - RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4. - VACANCIES. A vacancy in any office arising for any reason may be filled by the Board of Directors.

          SECTION 5. - THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall be the chief officer of the corporation.
He shall preside at all meetings of stockholders and of the Board of Directors. He shall have the general powers and duties of supervision and management of the corporation which usually pertain to his office, and shall perform all such other duties as are properly required of him by the Board of Directors.

          SECTION 6. - THE PRESIDENT. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall, in the absence or disability of the Chief Executive Officer, or at his request, perform the duties and exercise the powers of the Chief Executive Officer. The President shall also have such powers and perform such duties as usually pertain to his office or as are properly required of him by the Board of Directors.

          SECTION 7. - THE VICE PRESIDENTS. The Vice Presidents may be designated by such title or titles as the Board of Directors may determine, and each Vice President in such order of seniority as may be determined by the Board of Directors shall, in the absence or disability of the Chief Executive Officer and the President, or at the request of the Chief Executive Officer and the President, perform the duties and exercise the powers of the President. The Vice Presidents also shall have such powers and perform such duties as usually pertain to their office or as are properly required of them by the Board of Directors.

          SECTION 8. - THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall issue notices of all meetings of stockholders and of the Board of Directors where notices of such meetings are required by law or these by-laws. He shall attend meetings of stockholders and of the Board of Directors and keep the minutes thereof in a book or books to be provided for that purpose. He shall affix the corporate seal to and sign such instruments as require the seal and his signature and shall perform such other duties as usually pertain to his office or as are properly required of him by the Board of Directors.

          The Assistant Secretaries may, in the absence or disability of the Secretary, or at his request or the request of the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

          SECTION 9. - THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the care and custody of all the moneys and securities of the corporation. He shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by him and paid by him on account of the corporation. He shall make and sign such reports, statements and instruments as may be required of him by the Board of Directors or by the laws of the United States or of any state, country or other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to his office or as are properly required of him by the Board of Directors.

          The Assistant Treasurers may, in the absence or disability of the Treasurer, or at his request or the request of the President, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

          SECTION 10. - OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 11. - OFFICERS HOLDING TWO OR MORE OFFICES. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or otherwise to be executed or verified by two or more officers.

          SECTION 12. - DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

          SECTION 13. - COMPENSATION. The compensation of all officers shall be determined by the Board of Directors. The compensation of all other employees shall be fixed by the Chief Executive Officer within such limits as may be prescribed by the Board of Directors.
          SECTION 14. - SECURITY. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise, as may be required from time to time by the Board of Directors.


                               ARTICLE IV

                INDEMNIFICATION OF OFFICERS AND DIRECTORS


          SECTION 1. - RIGHT OF INDEMNIFICATION. Every person now or hereafter serving as a director or officer of the corporation and every such director or officer serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          SECTION 2. - EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article IV.

          SECTION 3. - OTHER RIGHTS OF INDEMNIFICATION. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                              ARTICLE V

                      SHARES AND THEIR TRANSFER

          SECTION 1. - CERTIFICATES. Every stockholder of the corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the stock of the corporation owned by him.

          SECTION 2. - ISSUANCE OF CERTIFICATES. Certificates representing shares of stock of the corporation shall be numbered in the order in which they are issued and shall be signed by the Chief Executive Officer, the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer of the corporation who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue.

          SECTION 3. - MORE THAN ONE CLASS OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except for restrictions on transfer of stock (as provided in section 202 of the General Corporation Law of Delaware), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 4. - STOCK LEDGER. A record shall be kept by the Secretary, by the transfer agent, or by any other officer, employee or agent designated by the Board of Directors, of the name of the individual, firm or corporation holding the shares of the stock of the corporation represented by each certificate, the number of shares represented by such certificate, the date of issue thereof and, in case of cancellation, the date of cancellation thereof.

          SECTION 5. - TRANSFER OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares of the stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

          SECTION 6. - REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the stock of the corporation to receive dividends, and to vote as such owner, and to hold liable for call and assessments a person registered on its books as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          SECTION 7. - REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the certificate of incorporation or these by-laws, concerning the issue, transfer and registration of certificates representing shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents or one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

          SECTION 8. - LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may in its discretion cause a new certificate representing shares of the stock of the corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate to have been lost, stolen or destroyed; but the Board of Directors may in its discretion refuse to issue a new certificate except upon the order of a court having jurisdiction in such matters. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 9. - FIXING OF RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares of the stock of the corporation, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting of stockholders and any adjournment thereof, or to receive payment of such dividend or such other distribution or such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of shares of the stock of the corporation, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any shares of the stock of the corporation on the books of the corporation after any such record date so fixed. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          If no record date is fixed by the Board of Directors, (a) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                               ARTICLE VI

                                FINANCES

          SECTION 1. - CORPORATE FUNDS. The funds of the corporation shall be deposited in its name with such banks, trust companies or other depositories as the Board of Directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, employee or employees, agent or agents as the Board of Directors may from time to time designate. No officers, employees or agents of the corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as provided in this Section 1.

          SECTION 2. - FISCAL YEAR. The fiscal year of the corporation shall be the calendar year unless otherwise provided by the Board of Directors.

          SECTION 3. - DIVIDENDS; RESERVES. Dividends upon the stock of the corporation, payable out of funds legally available therefor, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the stock of the corporation. Before declaring any dividend, the Board of Directors may set aside out of any funds of the corporation legally available for dividends such sum or sums as the Board of Directors from time to time in its discretion shall deem proper as a reserve for working capital, for contingencies, for equalizing dividends or for such other purpose or purposes as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 4. - LOANS TO EMPLOYEES AND OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employees of the corporation, including any officer or employee who is also a director of the corporation, whenever in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.


                              ARTICLE VII

                             CORPORATE SEAL

          SECTION 1. - FORM OF SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware," and shall otherwise be in such form as shall be prescribed from time to time by the Board of Directors.

          SECTION 2. - USE OF SEAL. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner.


                              ARTICLE VIII

                               AMENDMENTS

          SECTION 1. - PROCEDURE FOR AMENDING BY-LAWS. By-laws of the Corporation may be adopted, amended or repealed (a) at any meeting of the stockholders, notice of which shall have referred to the proposed action, by the affirmative vote by the stockholders of record of a majority of the outstanding votes entitled to be voted in respect thereof, or (b) at any meeting of the Board of Directors, notice of which shall have referred to the proposed action, by a vote of a majority of the entire Board of Directors.


                              ARTICLE IX

      CONSTRUCTION OF THE BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW

          SECTION 1. - DEFINITIONS. Unless otherwise defined in these by-laws, or unless the context otherwise requires, the terms used herein shall have the same meaning, if any described to them in the Delaware General Corporation Law, as amended from time to time.

          SECTION 2. - BY-LAWS PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these by-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

          SECTION 3. - BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause, or phrase of these by-laws which upon being construed in the manner provided in section 2 of this Article IX, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these by-laws, it being hereby declared that these by-laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

          SECTION 4. - VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter as the identity of the person or persons may require.